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                                                                    EXHIBIT 23
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                           Consent of Independent Auditors



We consent to the incorporation by reference to in this Registration Statement on Form S-8 Plan of our report dated March 21, 1996, on our audits of the consolidated financial statement of Bogen Communications International, Inc. included in its Annual Report on Form 10-K as of December 31, 1995 and 1994 for the years ended December 31, 1995, 1994 and 1993.

We also consent to the reference to our firm under the caption "Experts".

Coopers & Lybrand L.L.P.
New York, New York
February 5, 1997